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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): MARCH 11, 1998

                                   PC411, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)


      0001-22563                                        95-4463937
(Commission File Number)                   (I.R.S. Employer Identification No.)


9800 S. LA CIENEGA, BLVD., INGLEWOOD, CA                           90301-4440
(Address of principal executive offices)                           (Zip Code)

                                 (310) 645-1114
              (Registrant's telephone number, including area code)

                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)


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ITEM 4.      CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         (a) On March 11, 1998, the Audit Committee of PC411, Inc. ("PC411") voted to: (i) dismiss the firm of KPMG Peat Marwick LLP ("KPMG"); and (ii) approve the engagement of the firm of Coopers & Lybrand LLP, as auditors for fiscal year 1997.

         (b) During the two most recent fiscal years and through March 11, 1998, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in connection with its report.

         (c) The audit report of KPMG on the financial statements of PC411 as of and for the two fiscal years ended December 31, 1996 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified as to audit scope or accounting principles; however, such report did contain an explanatory paragraph stating that "the Company's losses from operations and deficit accumulated during the development stage raise substantial doubt about the entity's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

         (d) PC411 engaged Coopers & Lybrand LLP as its new independent accountants as of March 11, 1998. During the two most recent fiscal years and through March 11, 1998, PC411 has not consulted with Coopers & Lybrand LLP on items which (1) were or should have been subject to SAS 50 or (2) concerned the subject matter of a disagreement or reportable event with the former auditor (as described in Regulation S-K Item 304(a)(2)).

         (e) Pursuant to Item 304 of Regulation S-K, a letter from KPMG, dated March 18, 1998, is attached hereto as Exhibit 16.


Item 7.      Financial Statements, Pro Forma Financial Information and Exhibit.

                                  EXHIBIT INDEX

Exhibit 16.  Letter from KPMG Peat Marwick LLP, dated March 18, 1998.


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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         PC411, INC.


                                         /s/ J. Bryant Kirkland III
                                         --------------------------------------
Date: March 18, 1998                     J. Bryant Kirkland III
                                         Vice President, Chief Financial Officer
                                         and Treasurer